UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2009

CURATECH INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51140	87-0649332
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6337 Highland Drive, No. 1053
Salt Lake City, Utah 84121
(Address of principal executive offices)

(801) 616-2355
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS.

ITEM 4.01 - CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a) Resignation of Moore & Associates, Chartered.  On August 7, 2009, Moore & Associates, Chartered resigned as the certifying accountant for the Company (the “Registrant” or “Company”).

Moore & Associates, Chartered ’s report on the Registrant’s financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

Moore & Associates, Chartered has served as the certifying accountant for the Company’s financial statements for more than the past two fiscal years of the Company. From the date on which Moore & Associates, Chartered was engaged until the date Moore & Associates, Chartered resigned, there were no disagreements with Moore & Associates, Chartered on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore & Associates, Chartered would have caused Moore & Associates, Chartered to make reference to the subject matter of the disagreements in connection with any reports it would have issued, and there were no "reportable events" of the nature described in Item 304(a)(1)(v), paragraphs (A) through (D), of Regulation S-K.

The Company requested that Moore & Associates, Chartered provide it with a letter regarding its concurrence or disagreement with the statements made by the Company above in this Current Report.  Such a letter would ordinarily be attached to this report as Exhibit 14.1. Moore & Associates, Chartered stated that on advice of its counsel, Moore & Associates, Chartered will not provide any Exhibit 14.1 letters.

(b) Revocation of Moore & Associates, Chartered’s Registration. The Company has recently been informed that the Public Company Accounting Oversight Board (“PCAOB”) revoked the registration of the Company’s former auditor, Moore & Associates, Chartered (“Moore”), on August 27, 2009 because of violations of PCAOB rules and auditing standards in auditing financial statements, PCAOB rules and quality controls standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and non-cooperation with a Board investigation. The Company intends to have its new certifying accountant re-audit certain financial statements of the Company due to the revocation of Moore’s registration, and it is anticipated that the re-audited financial statements and related audit reports and consents will appear in future periodic reports of the Company to the extent required by applicable laws, rules and regulations.

(c) Appointment and Resignation of Seale and Beers, CPAs.  On August 10, 2009, the Company entered into an engagement letter with Seale and Beers, CPAs to assume the role of its new certifying accountant.  Seale and Beers, CPAs was asked to audit the year ending December 31, 2009.  During the two most recent fiscal years and the subsequent interim periods prior to the engagement of Seale and Beers, CPAs, the Company did not consult with Seale and Beers, CPAs with regard to:

(i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or

(ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(i)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

On August 28, 2009, Seale and Beers, CPAs resigned as the certifying accountant for the Company prior to completing any audit review or engagement for the Company.

(d) Appointment of Pritchett, Siler & Hardy, P.C..  On September 15, 2009, the Company entered into an engagement letter with Pritchett, Siler & Hardy, P.C. to assume the role of its new certifying accountant.  Pritchett, Siler & Hardy, P.C. was asked to audit the year ending December 31, 2009.  During the two most recent fiscal years and the subsequent interim periods prior to the engagement of Pritchett, Siler & Hardy, P.C., the Company did not consult with Pritchett, Siler & Hardy, P.C. with regard to:

(i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or

(ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(i)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit
Number                                           Description

16.1
Letter from Moore & Associates, Chartered regarding its concurrence or disagreement with the statements made by the Company in this Current Report. Moore & Associates, Chartered has indicated that it will not provide this letter, so there is no Exhibit 16.1 being filed with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURATECH INDUSTRIES, INC. (Registrant)

Date: September 15, 2009	By:	/s/ Lincoln M. Dastrup
Lincoln M. Dastrup
Chief Executive Officer and Director